Exhibit 10.42

                        FOURTH AMENDMENT TO CREDIT AGREEMENT AND
                                    WAIVER AGREEMENT


     MULTI-COLOR CORPORATION, an Ohio corporation (the "Company"), PNC BANK, NATIONAL ASSOCIATION (successor by merger to PNC Bank, Ohio, National Association) and STAR BANK, NATIONAL ASSOCIATION (each individually a "Lender" and collectively the "Lenders") and PNC BANK, NATIONAL ASSOCIATION (successor by merger to PNC Bank, Ohio, National Association), as agent for the Lenders (the "Agent"), hereby agree as follows effective as of February 9, 1998 (the "Effective Date"):

1.      RECITALS.

        1.1 On January 9, 1997, the Company, the Lenders and the Agent entered into a Second Amended and Restated Credit, Reimbursement and Security Agreement (as amended by the First Amendment to Credit Agreement dated February 25, 1997, the Second Amendment to Credit Agreement dated April 1, 1997 and the Third Amendment to Credit Agreement dated September 1, 1997, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement.

        1.2 The Company has requested that the Lenders amend the Credit Agreement in certain respects, and waive certain defaults under the Credit Agreement, and the Lenders are willing to do so subject to and in accordance with the terms of this Fourth Amendment to Credit Agreement and Waiver Agreement (the "Amendment").

2. AMENDMENTS. The Credit Agreement is hereby amended as follows:

        2.1 Section 1.1.20 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                      1.1.20 "Borrowing Base" will equal the lesser of (a) the sum of eighty percent (80%) of the Eligible Accounts Receivable plus fifty percent (50%) of Eligible Inventories, less the Block (as defined below), less the aggregate face amount of all outstanding Standby Letters of Credit, or (b) the Total Revolving Commitment. For purposes hereof, the "Block" will mean $500,000.

        2.2 Section 9.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                    9.4 BORROWING BASE CERTIFICATES. The Company will furnish to the Agent upon the Agent's request from time to time, but in no event less often than weekly, a Borrowing Base Certificate in the form of the attached Exhibit T. The Borrowing Base Certificate will update accounts receivable weekly and will update raw materials and finished goods inventory monthly. The Agent will promptly send a copy of such certificate to each Lender.


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        2.3    Section  10.11 of the Credit  Agreement is hereby  deleted in its entirety and replaced with the following:

                      10.11 REDEMPTIONS.  Purchase,  retire, redeem or otherwise acquire for value, directly or indirectly, any shares of its capital stock now or hereafter outstanding, or authorize or set aside any funds or other property for any such purpose.

        2.4 Section 10.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                      10.12 DIVIDENDS. Declare or pay dividends of any kind on any shares of its capital stock now or hereafter outstanding or make any other distribution of cash or property to its shareholders, or authorize or set aside any funds or other property for any such purpose.

3.      WAIVERS AND CONSENTS.

        3.1    The Lenders  hereby  waive the  Company's  failure to comply with
               Section 10.4 (Cash Flow Coverage Ratio) of the Credit Agreement as of the Fiscal Quarter ending December 28, 1997.

        3.2 The Lenders hereby consent to the auction of certain of the Company's assets pursuant to the Auction Sales Contract dated December 31, 1997 between the Company and National Industrial Services, Incorporated, a true and complete copy of which has been delivered to each Lender, so long as such auction is conducted in a commercially reasonable manner.

        3.3 The waiver set forth in Section 3.1, above, will relate only to the specific matter covered by such Section and in no event will the Lenders be under any obligation to provide additional waivers with regard to such matter or any other provision of the Credit Agreement, any Note or any Security Document.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY. To induce the Lenders and the Agent to enter into this Amendment, the Company represents, warrants and agrees as follows:

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        4.1    Within 10 business  days after the  Effective  Date,  the Company will deliver to the Lenders a cash flow forecast for the following 2-month period, in form and substance acceptable to the Lenders.

        4.2 Within 30 days after the Effective Date, the Company, at its sole expense, will deliver to each Lender an appraisal in form and substance acceptable to the Lenders, conducted by an appraisal firm acceptable to the Lenders, of the Company's property at its Scottsburg, Indiana and Erlanger, Kentucky facilities.

        4.3 Without limiting Section 10.15 (Capital Expenditures) of the Credit Agreement, from the date hereof until 30 days after the Effective Date, the Company will not make capital expenditures or acquisitions, including the capitalized value of any leases in the aggregate, which, when calculated in accordance with generally accepted accounting principles, would exceed $100,000 in the aggregate during such 30-day period.

        4.4 In no event will the Company incur or pay more than $175,000 for asbestos removal, removal of underground storage tanks and other underground environmental remediation activities, or more than $250,000 in the aggregate in connection with responding to the environmental issues and estimated fix-up costs raised by the potential buyer of the Company's Eastern Avenue facility. Upon the sale of its Eastern Avenue facility, the Company may retain an amount equal to the expenditures incurred in connection with responding to such environmental issues prior to depositing the sale proceeds into the Sinking Fund Accounts as required by
               Section 4 of the Credit Agreement.

        4.5    The  representations  and warranties of the Company  contained in
               Section 8 of the Credit Agreement are deemed to have been made again on and as of the date of execution of this Amendment and are true and correct as of the date of the execution of this Amendment, except as such representations and warranties may be affected by the Company's recent environmental compliance problems associated with the operation of two presses at the Company's Scottsburg, Indiana plant.

        4.6 No Default or Event of Default (as such term is defined in Section 11 of the Credit Agreement) exists on the date hereof, except for the default that has been waived in accordance with
               Section 3, above.

        4.7 The person executing this Amendment is a duly elected and acting officer of the Company and is duly authorized by the Board of Directors of the Company to execute and deliver this Amendment on behalf of the Company.





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5.      CONDITIONS.  The Lenders' and the Agent's  obligations  pursuant to this
        Amendment are subject to the following conditions:

        5.1 The Company will have paid to the Agent, for the benefit of the Lenders, a waiver fee of $50,000.

        5.2 The Agent will have been furnished copies, certified by the Secretary or Assistant Secretary of the Company, of resolutions of the Board of Directors of the Company authorizing the execution of this Amendment and all other documents executed in connection herewith.

        5.3 The representations and warranties of the Company in Section 4, above, shall be true.

        5.4 The Company will pay all expenses and attorneys fees incurred by the Lenders in connection with the preparation, execution and delivery of this Amendment and related documents.

6. CLAIMS AND RELEASE OF CLAIMS BY THE COMPANY. The Company represents and warrants that it has no claims, counterclaims, setoffs, actions or causes of action, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims") against any Lender, its direct or indirect parent corporation or any direct or indirect affiliates of such parent corporation, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, "Lender Parties") that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to the Lenders to enter into this Amendment, the Company, on behalf of itself and its successors and assigns, hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term "Prior Related Event" means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Credit Agreement, any Note or any documents executed in connection with the Credit Agreement or which was related to or connected in any manner, directly or indirectly, to any of the Obligations.

7.      GENERAL.

        7.1 Except as expressly modified herein, the Credit Agreement is and remains in full force and effect.





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        7.2    Except as specifically  provided above,  nothing contained herein will be construed as waiving any default or Event of Default under the Credit Agreement or will affect or impair any right, power or remedy of the Lenders or the Agent under or with respect
               to  the  Credit   Agreement  or  any   agreement  or   instrument
               guaranteeing, securing or otherwise relating to the Credit Agreement.

        7.3 This Amendment will be binding upon and inure to the benefit of the Company, the Lenders and the Agent and their respective successors and assigns.

        7.4 All representations, warranties and covenants made by the Company herein will survive the execution and delivery of this Amendment.

        7.5 This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

        7.6 This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

        Executed as of the Effective Date.

                                            MULTI-COLOR CORPORATION, as Company


                                            By:  /s/William R. Cochran
                                               ---------------------------------
                                               Print Name:  Willian R. Cochran
                                               Title:  Vice President/CFO


                                            PNC BANK, NATIONAL ASSOCIATION,
                                            on its own behalf as Lender,
                                            and as Agent


                                            By:  /s/Warren F. Weber
                                               ---------------------------------
                                               Print Name:  Warren F. Weber
                                               Title:  Vice President


                                            STAR BANK, NATIONAL ASSOCIATION,
                                            as Lender



                                            By:  /s/Andrew T. Hawking
                                               ---------------------------------
                                               Print Name:  Andrew T. Hawking
                                               Title:  Senior Vice President